UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2007
Diamond Offshore Drilling, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13926 (Commission File Number)	76-0321760 (IRS Employer Identification No.)
15415 Katy Freeway
Houston, Texas 77094
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 492-5300
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) At the annual meeting of stockholders of Diamond Offshore Drilling, Inc. (the “Company”) held on May 15, 2007, the Company’s stockholders approved the Company’s Incentive Compensation Plan for Executive Officers (as amended and restated effective January 1, 2007) (the “Incentive Compensation Plan”). The Incentive Compensation Plan is designed to qualify the amounts paid under its terms to the Company’s executive officers as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. This qualification will allow amounts awarded under the Incentive Compensation Plan to be deductible by the Company for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any of the participants to exceed $1 million.
     The principal changes effected by the amendments approved by the stockholders included the following:
•	Specification of a $1 million cap or maximum amount for awards to any individual participant for each annual performance period;

•	Clarification of the allocation of amounts available for performance awards; and

•	Amendments to help ensure that the plan fully complies with tax requirements relating to deferred compensation.
     This summary of the amendments to such plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Compensation Plan which is filed as Exhibit 10.1 to this report.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit number	Description

10.1	Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers (as amended and restated effective January 1, 2007) (incorporated by reference to Exhibit A attached to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2007)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: May 21, 2007

EXHIBIT INDEX

Exhibit number	Description

10.1	Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers (as amended and restated effective January 1, 2007) (incorporated by reference to Exhibit A attached to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2007)

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